Exhibit 10.14

First Amendment

Amendment 1 to the Lease dated 28th day of April 2003
by and between OVERLAKE OFFICE BUILDING LLC (“Landlord”) and Sound
Health Solutions, Inc. (“Tenant”) for that certain space commonly known as Suite
B-115 of the Overlake Office Building described below.

Legal description:

Lots 4 A of Lot Line Adjustment No. SS-83-13, according to the Lot Line Adjustment recorded under Recording No. 8504100678, being a revision of Lot Line Adjustment recorded under Recording No. 8501160598, situate in the City of Redmond, County of King, State of Washington.

It is hereby agreed as follows:

Additional Storage Space

Tenant hereby leases an additional 410 rentable square feet, Suite B-8, in the basement as storage for Tenant’s business on a month to month basis commencing May 1, 2005. The rental structure for such storage space is as follows:

410 sq. ft.               $9.38/sf/yr             $320.48/mo.

All other terms and conditions of the original Lease shall remain the same.

/s/ Joe Yecich	5/19/05	/s/ Teresa Girolami	5/19/05
Overlake Office Building LLC	Date	Sound Health Solutions	Date
Joe Yecich Manager

OFFICE LEASE

15446 BEL-RED ROAD BUILDING LEASE

THIS LEASE is made this 28th day of April, 2003, by and between Overlake Office Building LLC (“Landlord”), and Sound Health Solutions, Inc., a Washington State Corporation (“Tenant”).

WITNESSETH:

In consideration of the mutual covenants and agreements set forth below, Landlord and Tenant agree as follows:

1.             Lease Data; Exhibits. The following definitions shall apply, except as otherwise specifically modified herein:

(a)           Building:  15446 Bel-Red Road Building, Suite #B-15, Redmond, Washington situated on the Land described more particularly in Exhibit A attached.

(b)           Land:  The real property legally described in Exhibit A attached.

(c)           Premises:  Those certain premises with an agreed area of 6,771 net rentable square feet located on Building Floor(s) ground floor as crosshatched on the floor plan(s) of the Building attached hereto as Exhibit B.

(d)           Commencement Date:  October 1, 2003 or such earlier or later date as is provided in Section 3 hereof.

(e)           Termination Date:  November 30, 2008.

(f)            Rent:  The following dollar amounts per month, as base rent, payable on or before the first day of each month:

10/1/2003 to 11/30/2003 $-0-/mo.	$-0-/yr.	-0-/sq. ft.
12/1/2003 to 11/30/2004 $10,156.50/mo.	$121,878.00/yr.	18.00/sq. ft.
12/1/2004 to 11/30/2005 $10,579.69/mo.	$126,956.25/yr.	18.75/sq. ft.
12/1/2005 to 11/30/2006 $11,002.88/mo.	$132,034.50/yr.	19.50/sq. ft.
12/1/2006 to 11/30/2007 $11,454.28/mo.	$137,451.30/yr.	20.30/sq. ft.
12/1/2007 to 11/30/2008 $11,905.68/mo.	$142,868.10/yr.	21.10/sq. ft.

Tenant shall also pay additional rent as provided below.

(g)           Security Deposit:  $22,062.18 of which $10,156.50 is a Minimum Rent Deposit to be applied to Monthly Minimum Rent for the third month of the Lease Term and $11,905.68 is a Security Deposit.

(h)           Parking:  27 unassigned spaces.

(i)            Base Year:  2003

(j)            Notice Addresses:

Landlord:               Overlake Office Building LLC

c/o Kauri Investments

4014 Aurorn Avenue North, Suite B

Seattle, WA  98103

Tenant:                  Before Commencement of Lease:

Sound Health Solutions, Inc.

14730 NE 8th St., Suite 110

Bellevue, WA  98007

After Commencement of Lease:

Sound Health Solutions, Inc.

15446 Bel-Red Road, Suite B-15

Redmond, WA  98052

(k)           Exhibits:  The following exhibits are made a part of this Lease:

Exhibit A – Legal Description of Land

Exhibit B – Floor Plan of Premises

Exhibit C – Rider

Exhibit D – Tenant Improvement Work

Exhibit E – Guaranty of Lease

Exhibit F – Rules & Regulations

(l)            Tenant’s Share:  “Tenant’s Share” shall mean the percentage determined by dividing the net rentable area of the Premises by the net rentable area of the Building. If the net rentable area of the Premises or Building is modified, Landlord shall adjust Tenant’s Share to reflect such change. As used in this Lease, Landlord and Tenant agree that Tenant’s Share is ..1384 (13.84%).

(m)          Net Rentable Area of the Building:  The agreed Net Rentable Area of the Building is 48,906 square feet.

2.             Premises.

(a)           Definition. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the “Premises”) described in Section 1(c) above.

(b)           Changes to Building. Tenant acknowledges that Landlord may in its discretion increase, decrease or change the number, locations and dimensions of any hallways, lobby areas, common areas and other improvements shown on Exhibit B which are not within the Premises. Landlord reserves the right from time to time to (i) install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Premises or to other parts of the Building in areas above the suspended ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building within the Premises and elsewhere in the Building; (ii) alter or expand the Building; and (iii) alter, relocate or substitute any of the Common Areas referenced in Section 2(d) below.

(c)           Condition. The Premises are leased by Landlord and accepted by Tenant “As Is” in their present condition. Unless otherwise agreed to in writing by Landlord and Tenant, Landlord shall have no obligation to make any alterations or improvements to the Premises, provided Landlord will perform normal janitorial cleaning services to the Premises prior to delivery of the Premises to Tenant.

(d)           Common Areas:  During the lease term Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies and other public areas of Building (the “Common Areas”) in common with Landlord, other Building tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent.

3.             Term. The Term of this Lease shall commence on the first to occur of the following events:(i) the Commencement Date set forth in Section 1(d) above or (ii) the date on which Tenant takes possession or commences beneficial occupancy of the Premises and shall end at midnight on the Termination Date, unless extended or sooner terminated in accordance with the terms hereof. If Landlord for any reason cannot deliver possession of the Premises to Tenant by the Commencement Date specified in Section 1(d) above, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for loss or damage resulting therefrom. In such event, there shall be a proportionate reduction of all rent for the period between the specified Commencement Date and the date when possession of the Premises is in fact tendered to Tenant. Notwithstanding the above, if Landlord fails to deliver full possession of the Premises by November 1, 2003, and after thirty (30) days notice by Tenant of Tenant’s intent to terminate this Lease, this Lease shall automatically terminate unless possession of the Premises has been delivered to Tenant. No such failure to provide possession on the specified Commencement Date shall in any way extend the term of this Lease.

4.             Rent. Tenant shall pay to Landlord at the address specified by Landlord, without any set-off or deduction whatsoever, in lawful money of the United States, as base rent, the rent specified in Section 1(f) above per month or any part thereof, in advance on or before the first day of each month of the Lease term. Rent for partial months shall be prorated. In addition to base rent, all other sums to be paid under Section 5 and Section 6 hereof and all sums to be paid or reimbursed by Tenant to Landlord under this Lease, whether or not so designated, shall be “additional rent” for the purposes of this Lease. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may, but shall not be obligated to, perform such obligations, and the cost thereof to Landlord shall also be additional rent. Unless otherwise specifically provided herein, Tenant shall pay Landlord all additional rent within ten (10) days of demand therefor.

5.             Tenant’s Share of Building Operating Costs.

(a)           Amount. Before the commencement of each calendar year during the Lease term, Landlord will notify Tenant in writing of Landlord’s estimate of Tenant’s Share of estimated “Building Operating Costs” (defined below) for such year to the extent such Operating Costs exceed Operating Costs for the Base Year as defined in Section 1(i). The term “Tenant’s Share” is defined in Section 1(l) of this Lease. Tenant shall pay one-twelfth (1/12th) of Tenant’s Share of such excess in advance on the first day of each month of such year. Following the end of each year, or at the expiration or sooner termination of the Lease term, Landlord will compute Tenant’s Share due under this Section for such year, based on actual costs, and, if Tenant’s Share for such year is greater than that already paid by Tenant for such year, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s written notice of the deficiency and the determination of Tenant’s share. If the total amount paid for such year exceeds Tenant’s Share, then Landlord shall credit such excess to the payment of Rent and additional rent which may thereafter become due; provided, however, upon the expiration or sooner termination of the Lease term, if Tenant has otherwise complied with all other terms and conditions of this Lease, Landlord shall refund such excess to Tenant. If at any time Landlord obtains additional information regarding expenses, Landlord may at its election adjust the amount of the monthly installments due during the balance of the year to reflect such additional information, by giving Tenant written notice thereof, which notice shall also state the amount of the deficiency, if any, in the prior monthly payments for the year. Tenant shall pay any such deficiency within thirty (30) days of its receipt of the notice and shall make the adjusted monthly payments for the remainder of the year.

(b)           Definitions. For purposes of this Section 5, the following definitions shall apply:

(i)            “Operating Costs” shall mean all costs and expenses of every kind and nature (including reserves) paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Building and Land (including Common Areas and any and all costs related to the Reciprocal Easement Agreement with the adjacent property owner), and the personal property used in conjunction therewith, together with a sum equal to fifteen percent (15%) of the cost thereof as an administrative fee, including, without limitation, the costs of refuse collection, water, sewer, electricity, heat, air conditioning, fuel, light, fire protection and other utilities and services; supplies; janitorial and cleaning services; window washing; snow, garbage and refuse removal; security services and systems; landscape maintenance; services of independent contractors; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, replacement and administration of the Building and/or Land, its equipment and common areas and facilities; Landlord’s overhead costs, to the extent attributable to the Building and/or Land; insurance premiums for all insurance carried by Landlord with respect to the Building and/or Land; licenses, permits and inspection fees; subsidies and other payments required by public bodies and costs incurred in connection with compliance with governmental requirements including, but not limited to, public transportation and parking; management and administrative service fees; legal and accounting expenses and all other expenses or charges whether or not hereinabove described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, operating, repairing, replacing and administering the Building, Land and Common Areas.

(c)           Audit. Tenant shall have the right to inspect Landlord’s books and records to audit the determination and allocation of the Operating Costs identified in this Section 5 and Section 6. If such audit discloses a difference in excess of five percent (5%) of the Operating Costs computed by Landlord, or if Landlord’s books and records improperly reflect the information needed for an accurate determination of the Operating Costs and Real Property Taxes payable hereunder, Landlord shall promptly pay to Tenant the cost of the audit and credit or reimburse to Tenant any overpayment. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential, except that Tenant may use such information as required for internal accounting purposes and preparation of tax returns and disclose the same in connection with any administrative or judicial proceedings in which Tenant is involved and where Tenant may be required to divulge such information.

6.             Tenant’s Share of Building Real Property Taxes.

(a)           Amount. Before the commencement of each calendar year during the Lease term, Landlord will notify Tenant in writing of Landlord’s estimate of Tenant’s Share of estimated “Real Property Taxes” (defined below) for such year to the extent such Real Property Taxes exceed Real Property Taxes for the Base Year as defined in Section 1(i). the term “Tenant’s Share” is defined in Section 1(i) of this Lease. Tenant shall pay one-twelfth (1/12th) of Tenant’s Share of such excess in advance on the first day of each month of such year. Following the end of each year, or at the expiration or sooner termination of the Lease term, landlord will compute Tenant’s Share due under this Section for such year, based on actual costs, and, if Tenant’s Share for such year is greater than that already paid by Tenant for such year, Tenant shall immediately pay Landlord the deficiency. If the total amount paid for such year exceeds Tenant’s Share, then Landlord shall credit such excess to the payment of Rent and additional rent which may thereafter become due; provided, however, upon the expiration or sooner termination of the Lease term, if Tenant had otherwise complied with all other terms and conditions of this Lease, Landlord shall refund such excess to Tenant. If at any time Landlord obtains additional information regarding expenses, Landlord may at its election adjust the amount of the monthly installments due during the balance of the year to reflect such additional information, by giving Tenant written notice thereof, which notice shall also state the amount of the deficiency, by giving Tenant written notice thereof, which notice shall also state the amount of the deficiency, if any, in the prior monthly payments for the year. Tenant shall pay any such deficiency within ten (10) days of its receipt of the notice and shall make the adjusted monthly payments for the remainder of the year.

(b)           Definitions. For purposes of this Section 6, the following definitions shall apply:

(i)            “Real Property Taxes” shall mean all taxes and assessments of every kind and nature on the Building and/or Land (including Common Areas) and on personal property used in conjunction therewith, including all tenant improvements which are paid for by Landlord and not reimbursed by tenants and taxes on property of tenants in the Building which have not been paid by such tenants directly to the taxing authority; surcharges and all surface water, local improvement, and other assessments levied with respect to the Building and/or Land and all other property of Landlord used in connection with the operation of the Building and/or Land; and any taxes levied or assessed in addition to or in lieu of, in whole or in part, such real or personal property taxes, or any other tax upon leasing of the Building and/or Land or rents collected therefrom, other than any federal or state income tax and costs and expenses paid or incurred by Landlord (including but not limited to fees and expenses of consultants, attorneys, appraisers, and experts) in connection with contesting or resisting increased assessments or attempting to lower assessment levels.

7.             Late Charge; Interest. If Tenant fails to pay any amount due hereunder within ten (10) days of the due date, a late charge equal to five percent (5%) of the unpaid amount shall be assessed and be immediately due and payable. Such late charge shall be reimposed on the first day of each subsequent month that such payment remains outstanding. In addition, interest shall accrue on any base or additional rent which is not paid when due at the lesser of (a) the maximum interest rate allowed by applicable law or (b) eighteen percent (18%) per annum. If Tenant defaults in making any rent payment, Landlord shall have the right to require that subsequent rent payments be made by cashiers or certified check.

8.             Security Deposit. Tenant has deposited with landlord the sum of $22,062.18 of which $10,156.50 is a Minimum Rent Deposit to be applied to Monthly Minimum Rent for the third month of the Lease Term and $11,905.68 is a Security Deposit. This sum shall belong to Landlord and shall constitute partial consideration for the execution of this Lease. Landlord shall pay Tenant the remaining balance thereof, without any liability for interest thereon, within thirty (30) days after the expiration or prior termination of the Lease term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under the terms of this Lease. Landlord shall be entitled to withdraw from the deposit the amount of any unpaid rent or additional rent or other charges not paid to Landlord when due, and Tenant shall immediately redeposit an amount equal to that so withdrawn.

9.             Tenant’s Operations.

(a)           Use of Premiums. Tenant shall use the Premiums exclusively for health care management and related general office purposes during the Lease term. Tenant shall not use or permit the use of the Premises for any other business or purpose without Landlord’s prior written consent. Tenant shall promptly comply, at its sole cost and expense, with the rules and regulations attached hereto as Exhibit E and with such other rules and regulations relating to the use of the Premises, Building and Common Areas as Landlord may from time to time promulgate. Tenant shall maintain the Premises in a clean, orderly and neat fashion to conform with the high standards of the Building, permitting no odors to be emitted from the Premises and shall neither commit waste nor permit any waste to be committed thereon. Tenant shall not permit any accumulation of trash on or about the Premises. Tenant shall not create or contribute to the creation of a nuisance in either the Premises or the Building and Tenant shall not engage in or permit any action that will unreasonably disturb any other tenant in the Building.

(b)           Unlawful Use. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose in violation of any municipal, county, state or federal law, ordinance or regulation, or for any purpose offensive to the standards of the community of which the Building is a part. Tenant shall promptly comply, at its sole cost and expense, with all laws, ordinances and regulations now in force or hereafter adopted and with the requirements of any board of fire underwriters or similar body relating to or affecting the condition, use or occupancy of the Premises.

(c)           Liens and Encumbrances. Tenant shall keep the Premises free and clear of all liens and encumbrances arising or growing out of its use and occupancy of the Premises. If any lien is filed against the Premises or Building as a result of the action or inaction of Tenant, Tenant shall upon demand provide landlord with cash or other security acceptable to Landlord in an amount equal to one and one-half (1-1/2) times the amount of the claimed lien as security for its prompt removal. If Tenant is not actively pursuing the removal of the lien, Landlord shall have the right to disburse such security to cause the removal of the lien if a judgment is entered against Tenant in the lien proceeding or if such lien causes unreasonable difficulties for Landlord in connection with its financing of the Building.

(d)           Hazardous Materials.

(i)            “Hazardous Material” shall mean any matter (whether gaseous, liquid or solid) which is or may be harmful to persons or property, including but not limited to materials now or hereafter designated as a hazardous or toxic waste or substance under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC 9601, et seq., or as a Hazardous Substance, Hazardous Household Substance, Moderate Risk Waste or Hazardous Waste under the Hazardous Waste Management Act, RCW Chapter 70.105, or as a hazardous substance under to Model Toxics Control Act RCW Chapter 70.105D, all as now or hereafter amended, or which may now or hereafter be regulated under any other federal, state, or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment, including without limitation, (i) any asbestos and/or asbestos containing materials (collectively “ACMs”) regardless of whether such ACMs are in a friable or non-friable state, or (ii) any matter designated as a hazardous substance pursuant to Section 311 of the Federal Water Pollution Control Act (33 USC 1317), or (iii) any matter defined as a hazardous waste pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 USC 6901 et seq.) pertaining to health or the environment. “Hazardous Material” shall not include ordinary office cleaning and maintenance products, and items used in the ordinary course of Tenant’s use of the property as defined in Section 9(a) above which are used with due care and in accordance with applicable law and the instructions of the manufacturer of such products in the reasonable and prudent conduct of Tenant’s business on the Premises.

(ii)           Tenant shall not store, use, sell, release, generate or dispose of any Hazardous Material in, on or about the Premises, Common Areas or any other part of the Building or Land, without the prior written consent of Landlord. With respect to any Hazardous Materials stored, used, generated or disposed of from the Premises, Tenant shall promptly, timely and completely comply with all governmental requirements for recording and record keeping; submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authority; within five (5) days of Landlord’s request, provide evidence satisfactory to Landlord that Tenant’s compliance with all applicable governmental rules, regulations and requirements; and comply with all applicable governmental rules, regulations and requirements regarding the use, sale, transportation, generation, treatment and disposal of Hazardous Materials. Prior to the expiration and surrender of the Premises by Tenant, Tenant shall remove any and all Hazardous Materials (including without limitation ACMs) which Tenant, its employees, agents, contractors and/or sublessees have brought onto the Premises, including without limitation leasehold improvements, wall, flooring and ceiling materials. Tenant shall be solely responsible for and shall defend (with counsel acceptable to Landlord), indemnify and hold Landlord it agents, affiliates and employees harmless from and against all claims, costs, damages, judgments, penalties, fines, losses, liabilities and expenses, including attorneys’ fees, consultant fees, and expert fees, and expert fees arising out of or in connection with Tenant’s breach of its obligations contained in this Section 9(d) (including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space, loss of good reputation, and sums paid as settlement of claims, attorneys’ fees, consultant fees, and expert fees, whether or not used at trial or in a proceeding) which arise during or alter the Lease term as a result of such contamination. Tenant shall be solely responsible for and shall defend (with counsel acceptable to Landlord), indemnify and hold Landlord, its agents, affiliates and employees harmless from and against any and all claims, costs, damages, lawsuits, penalties, liens, losses and/or liabilities, including attorneys’ fees and costs, arising out of or in connection with removal, cleanup and restoration work and materials necessary to return the Premises, Common Areas, Building and any other property of whatever nature to the condition existing prior to the appearance of Tenant’s Hazardous Material on a about the Premises, Common Areas or the Building; provided that Landlord’s written approval of such actions and that of any Lender shall first be obtained, which approval shall not be unreasonably withheld so long as the actions would not potentially have any materiel adverse, long-term or short-term effect on the Premises, Common Areas, or Building. Notwithstanding anything else set forth herein, Tenant’s obligations under this Section 9(d) shall survive the expiration of this Lease.

(iii)          Landlord shall have the right in its sole discretion to conduct an environmental audit utilizing a contractor of Landlord’s choice at the end of the Lease term, upon the earlier termination of this Lease, upon Tenant’s default hereunder or if Landlord reasonably believes that Hazardous Materials arc being stored, used, sold, generated, released or disposed of from the Premises in violation of the terms of this Section 9(d). The audit shall consist of such examinations, tests, inspections, samples and reviews as Landlord or its consultants shall reasonably determine to be advisable or necessary. Tenant shall be responsible for the cost of the audit and any remedial or removal work if such audit discloses the existence, storage, disposal or other presence of Hazardous Materials occurring during the Lease term and attributable to Tenant, its employees, agents, contractors or Sublessees. Failure of Landlord to conduct an environmental audit or to detect conditions attributable to Tenant, its employees, agents, contractors or sublessees, whether such audit is conducted or not, shall not operate as a release of Tenant or its Guarantor, if any, of its liability, as stated in this Lease or by operation of Law. Tenant’s obligations herein shall survive the expiration of this Lease.

(c)           Signs. Tenant shall not erect or place, or permit to be erected or placed, or maintain any signs of any nature or kind whatsoever on the exterior walls or windows of the Premises or elsewhere in the Building, with the exception of a sign identifying Tenant placed on or near the front door of the Premises, the size style and location of which must first be approved in writing by Landlord. Tenant agrees to abide by all signing rules and regulations, if any, promulgated by Landlord and to install, at its sole expense, any signs required thereby. Landlord will provide and install, at Landlord’s sole cost and expense, Building standard directory signage specified to Landlord and Tenant’s mutual approval.

10.           Utilities and Services.

(a)           Tenant’s Responsibility. Tenant shall be solely responsible for, and shall promptly pay when due, all charges for telephone and all other utilities which are separately metered and supplied to the Premises at Tenant’s request.

(b)           Services. As long as Tenant is not in default under this Lease, Landlord shall cause the Common Areas of the Building, such as lobbies, elevators, stairs, corridors and restrooms, to be maintained in reasonably good order and condition, except for damage occasioned by any act or omission of Tenant or Tenant’s officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. Landlord shall furnish the Premises with electricity for office use, including lighting and low power usage (110 volt) office machines, water and elevator services. Landlord shall also provide customary building janitorial service on weekdays, other than holidays. From 6:00 a.m. to 8:30 p.m., Monday through Friday, and 7:00 a.m. to 4:00 p.m. on Saturday, excluding legal holidays observed by national banks with offices in Redmond, Washington (“Normal Business Hours”), Landlord shall furnish the Premises with heat and air conditioning services. If requested by Tenant, Landlord shall furnish heat and air conditioning services at times other than Normal Business Hours, and janitorial services on other days, and Tenant shall pay for the cost of such services at rates established by Landlord, as Additional Rent.

(i)            Janitorial. If Tenant requires excessive or specialized janitorial services, Tenant shall promptly pay Landlord for the additional costs and expenses incurred by Landlord in providing such services as additional rent.

(ii)           Additional Service. Landlord shall furnish the Premises with electricity for the maintenance of building-standard fluorescent lighting. Landlord shall also furnish the Premises with electricity for lighting other than building-standard fluorescent lighting and/or the operation of general office machines which use 110 volt electric power and 20 amp circuits, such as electric typewriters, dictating equipment, adding machines and calculators, and general service non-production type office machines at no additional charge. Tenant shall not use or permit in the Premises any electrical device which in Landlord’s opinion will overload the Building’s electrical circuits. Further, Tenant shall not without Landlord’s prior consent connect any additional items such as data processing equipment, electrical heaters or other machines to the Building’s electrical distribution system or make any alteration or addition to such system. Landlord shall furnish adequate running water to the building, standard water fountain, lavatories and toilets in the core area on each floor of the Building, and shall keep all such plumbing in reasonably good order and repair. Landlord shall have the right to terminate the furnishing of any and all utilities and services required or permitted under this Section 10 at and for any and all such time or times as Landlord shall deem reasonably necessary for repairs, alterations or improvements. If Tenant requires excessive or specialized electrical, lighting or heating or cooling services, Tenant shall promptly pay the additional costs and expenses incurred by Landlord in providing such services as additional rent.

(iii)          Interruption. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements or due to accident, strike or conditions or events beyond Landlord’s reasonable control shall be deemed an eviction of Tenant or to relieve Tenant from any of Tenant’s obligations hereunder or to give Tenant a right of action against Landlord for damages.

11.           Licenses and Taxes. Tenant shall be liable for, and shall pay throughout the term of this Lease, all license and excise fees and occupation taxes covering the business conducted on the Premises and all personal property taxes levied with respect to all personal property located at the Premises. If any governmental authority levies a tax or license fee on rents payable under this Lease, or rents accruing from use of the Premises, or a tax or license fee in any form against Landlord or Tenant because of, or measured by, or based upon, income derived from the leasing or rental thereof or a transaction privilege tax, such tax or license fee shall be paid by Tenant, either directly if required by law, or by reimbursing Landlord for the amount thereof upon demand.

12.           Alterations by Tenant. Tenant shall not make any alterations, additions or improvements in or to the Premises without first submitting to Landlord professionally-prepared plans and specifications for such work and obtaining Landlord’s prior written approval. Tenant covenants that it will cause all such alterations, additions and improvements to be performed at Tenant’s sole cost and expense by a contractor approved by Landlord and in a manner which:  (a) is consistent with the Landlord-approved plans and specifications and any conditions imposed by Landlord in connection therewith, (b)  is in conformity, with commercial standards; (c)  includes acceptable insurance coverage for Landlord’s benefit; (d)  does not affect the structural integrity of the Building; (e)  does not disrupt the business or operations of adjoining tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Building. Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions; shall reimburse Landlord for all reasonable expenses incurred in connection therewith, and shall comply with the requirements of Landlord’s general contractor imposed in connection therewith, if such work is performed prior to completion of the Building. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, liens, costs, penalties and expenses (including attorneys’ fees, but without waiver of the duty to hold harmless) arising from or out of the performance of such alterations, additions and improvements, including, but not limited to, all which arise from or out of Tenant’s breach of its obligations under terms of this Section 12. All alterations, additions and improvements (expressly including all light fixtures, heating, ventilation and air conditioning units and floor coverings), except Tenant’s trade fixtures and appliances and equipment not affixed to the Premises, shall immediately become the property of Landlord without any obligation on its part to pay therefor. These improvements remain Landlord’s and Tenant shall not remove all or any portion thereof on the termination of this Lease except as specifically directed by Landlord in writing at the time the alteration, addition or improvement was approved by the Landlord.

13.           Care of Premises. Tenant shall take good care of the Premises and shall reimburse Landlord for all damage done to the Building or Premises occasioned by any act or omission of Tenant or Tenant’s officers, contractors. agents, invitees, licensees or employees, including, but not limited to, cracking or breaking of glass. If Tenant fails to take good care of the Premises, Landlord may, at its option, do so, and in such event, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Premises for such purposes. All normal repair, other than repairs to the Premises necessitated by normal wear and tear, necessary to maintain the Premises and Building in good order and repair, as reasonably determined by Landlord, shall be performed under Landlord’s direction and at its expense except as otherwise provided herein. Except as provided in Section 20, there shall be no abatement or reduction of rent arising by reason of Landlord’s making of repairs, alterations or improvements.

14.           Surrender of Premises. At the expiration or sooner termination of this Lease Tenant shall return the Premises to Landlord in the same condition in which received (or, if altered, then the Premises shall be returned in such altered condition unless otherwise directed by Landlord under terms of Section 12), reasonable wear and tear excepted. Prior to such return, Tenant shall remove its trade fixtures and appliances and equipment which have not been attached to the Premises, and shall restore the Premises to the condition they were in prior to the installation of said items. In no event shall Tenant remove floor coverings; heating, ventilating and air conditioning equipment; lighting equipment or fixtures; wall coverings, window coverings; or other operating equipment or decorations unless specifically otherwise directed by Landlord in writing. Tenant’s obligation to perform this covenant shall survive the expiration or termination of this Lease. Tenant shall indemnify Landlord for all damages and losses suffered as a result of Tenant’s failure to so redeliver the Premises on a timely basis.

15.           Waiver, Indemnity. Landlord shall not be liable for any injury to any person (including death), or for any loss of or damage to any property (including property of Tenant) occurring in or about the Premises, except for damages and/or injury arising out of the negligence or willful misconduct or Landlord or Landlord’s agents. Tenant shall indemnify, defend and save Landlord, its officers, agents, employees and contractors, and other tenants and occupants of the Building harmless from all losses, damages, fines, penalties, liabilities, claims and expenses (including Landlords personnel and overhead costs and attorneys’ fees and other costs incurred in connection with such claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) to any persons or entity or from any actual or alleged loss of or damage to any property alleged to be attributable to (i) Tenants operation or occupation of the Premises; (ii) Tenant’s breach of its obligations hereunder or applicable law, or (iii) any act or omission of Tenant or any licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such person or entity in or about the Premises. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees and agrees the foregoing expressly constitutes a waiver or Tenant’s immunity under the Washington Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with the full and complete indemnity from claims made by Tenant and its employees, to the extent of their negligence. The indemnification provided for in this Section with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Landlord shall not be liable for interference with light, air or view or for any latent defect in the Premises. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises.

16.           Insurance. Tenant shall, at its own expense, maintain comprehensive or commercial general liability insurance with broad form and stop gap endorsements with combined single limits of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000.00) annual aggregate for property damage and loss and for personal injuries (including death), to indemnify both Landlord and Tenant against claims, demands, losses, damages, liabilities and expenses. Landlord shall have the right to periodically review the appropriateness of such limits in view of inflation and/or changing industry conditions and to require an increase in such limits upon ninety (90) days prior written notice. Landlord and any lender designated in writing by Landlord (“Lender”) shall be named as additional insureds and shall be furnished with a copy of such policy or policies of insurance which shall bear an endorsement that the same shall not be canceled or materially altered without thirty (30) days prior written notice to such additional insureds. During the Lease term, Tenant shall also maintain at its own expense insurance covering its furniture, fixtures, equipment and inventory and all improvements which it makes to the Premises in an amount equal to the full insurable value thereof, against fire and such other perils as are covered by an all risk policy with plate glass endorsement, including all glass on the Premises. All insurance required of Tenant under this Lease shall (a) be issued by insurance companies authorized to do business in the State of Washington and having a financial rating of at least A, Class X status, as rated in the most recent edition of Best’s Insurance Reports, or with companies otherwise acceptable to Landlord; (b) be issued as a primary policy, or under the blanket policy, not contributing with and not in excess of coverage which Landlord may carry, and (c) in the case of the liability policy, contain a blanket contractual liability coverage endorsement covering Tenant’s indemnification duty. If Tenant fails to maintain such insurance, Landlord may do so, and Tenant shall reimburse Landlord for the full expense thereof upon demand. Tenant shall not keep or use in or about the Premises any article which is prohibited by Landlord’s insurance policy. Tenant shall pay immediately any increase in Landlord’s premiums for insurance during the term or this Lease which results from Tenant’s use of the Premises.

17.           Waiver of Subrogation. To the fullest extent permitted by applicable law, neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance under terms of this Lease. Each party shall cause each insurance policy obtained by it to contain the waiver of subrogation clause.

18.           Assignment or Sublease. Tenant shall not sublet or encumber the whole or any part of the Premises, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord. As a material inducement to Landlord to execute and deliver this Lease, Tenant agrees it shall be reasonable under this Lease and under applicable law for Landlord to withhold consent to any proposed assignment, encumbrance or sublease if Landlord determines that any one or more, or the following applies (without limitation as to other reasonable grounds for withholding consent):  (a) Landlord is not reasonably assured that the proposed transferee will fully, completely and promptly perform all obligations of Tenant under this Lease, (b) the transferee proposes to use the Premises for any purpose other than the permitted uses under this Lease, (c) the proposed transfer would cause Landlord to be in violation of any other lease or agreement to which Landlord is a party or would give any occupant of the Building either the right to cancel its lease or to make a claim against Landlord, (d) the proposed transferee fails to deliver to Landlord its written assumption for all of the obligations to be performed by Tenant under the Lease in connection with the portion of the Premises which is the subject of the proposed transferee, (e) if Tenant and all guarantors will not continue to remain liable on this lease or (f) the proposed transferee’s operating experience or reputation arc inconsistent with those of other tenants in the Building. Consent by Landlord to one assignment or subletting shall not operate as a waiver of the limitations set forth in this Section 18 as to future assignments or subleases. If Tenant requests Landlord’s consent to any assignment of this Lease or subletting of the Premises or any portion thereof, Landlord, at its option, may elect to terminate this Lease as to the portion of the Premises affected by the action for which consent is requested and enter into a direct lease with the proposed assignee or subtenant. Any assignment or sublease without Landlord’s prior written consent shall, at Landlord’s option be void. No assignment or sublease shall release Tenant from primary liability hereunder. Each assignment and sublease shall be by an instrument in writing in form satisfactory to Landlord. In addition Tenant agrees that if Tenant assigns its interest in this Lease or sublets the Premises, Tenant shall pay to Landlord one half (1/2) of any rent and any and all consideration received by Tenant for such assignment or sublease received from the sublessee or assignee that exceeds the amount of the Rent (the “Excess Rent”). Tenant may deduct from the Excess Rent all reasonable expenses incurred by Tenant attributable to the sublease or assignment. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote the majority of Tenant’s outstanding stock, shall constitute an assignment for the purposes of this Lease. If Tenant is a partnership, then a change in general partners or voting or decision-making control or the partnership shall also constitute an assignment. Tenant shall also pay all legal fees and other costs incurred by Landlord in connection with Landlord’s consideration of Tenant’s request for approval of assignments or subleases, including assignments for security purposes. Notwithstanding anything to the contrary herein, a reorganization of or sale of shares between the existing shareholders of Tenant at the time of execution of this Lease (“Existing Shareholders”) shall not constitute an assignment for the purposes of this Lease, nor shall a sale of up to 50% of the voting shares in the Tenant’s outstanding stock to outside investors constitute an assignment for the purposes of this Lease if the Existing Shareholders or any one of them, retain control of the remaining 50% of the voting shares of stock. Notwithstanding anything above to the contrary, if the Lease Guarantee Agreement (Exhibit E) has expired, and Tenant wishes to sublease all of the Premises to an unrelated third party, Landlord may consider the current assets or the tangible net worth (determined in accordance with general accepted accounting principles, consistently applied by Tenant’s and the proposed transferee’s respective independent certified public accountants) of the proposed transferee and any guarantor, in determining whether to grant or withhold Landlord’s consent to the sublease.

19.           Assignment by Landlord. If Landlord sells or otherwise transfers the Building, or if Landlord assigns its interest in this Lease, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord’s obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect. Tenant shall attorn to Landlord’s successor.

20.           Destruction. If the Premises are rendered partially or totally untenantable by fire or other casualty, and if the damage is repairable within sixty (60) days from the date of the occurrence, then if insurance proceeds are available to pay the full cost of the repairs (less any deductible) Landlord shall repair the Premises with due diligence so long as at least the then-unexpired term of this Lease is at least one hundred eighty (180) days; otherwise Landlord may elect to terminate this Lease by written notice to Tenant. During the repair or construction of the Premises, the base rent shall be abated in the proportion that the untenantable portion of the Premises bears to the whole thereof, as determined by Landlord, for the period from the date of the casualty to the completion of the repairs, unless the casualty results from the negligence of Tenant or its officers, contractors, agents, invitees, guests or employees or Tenant’s breach of the terms of this Lease. If the Building is destroyed or materially damaged, then regardless of whether the Premises are damaged, Landlord may terminate this Lease by written notice to Tenant. Landlord shall advise Tenant of Landlord’s election to repair or terminate by giving notice to Tenant thereof within thirty (30) days after the occurrence of the casualty. In the event of damage by casualty, Tenant shall, at its sole cost and expense, repair all damage to its own personal property and to all improvements which Tenant has made to the Premises. Landlord shall not be liable to Tenant for damages, compensation or other sums for inconvenience, loss of business or disruption arising from any repairs to or restoration of any portion of the Building or Premises. If Landlord elects to repair such damage to the Premises or the Building, such repair shall be commenced and completed as soon as reasonably possible, subject to delays resulting from circumstances beyond the reasonable control of Landlord.

21.           Eminent Domain

(a)           Taking. If all of the Premises arc taken by eminent domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all rentals shall be paid to that date. The term “eminent domain” shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If a taking of any part of the Premises by eminent domain renders the remainder thereof unusable for the business of Tenant, in the reasonable judgment of Landlord, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination stall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If the whole or any material part of the Building shall be taken by eminent domain, Landlord, at its option, may terminate this Lease by written notice to Tenant. If this Lease is so terminated, all rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by eminent domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available condemnation or insurance proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The base rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the rentable area taken bears to the total rentable area of the Premises prior to taking.

(b)           Award. Landlord reserves all right to the entire damage award or payment for any taking by eminent domain or a transfer in lieu thereof, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant’s merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.

22.           Default by Tenant; Remedies. Time is of the essence of this Lease. If Tenant violates or breaches or fails to keep or perform any covenant, term or condition of this Lease, and if such default or violation continues for or is not remedied within three (3) (or, if no default in the rent is involved, within ten (10) days after notice in writing thereof given by Landlord to Tenant specifying the matter claimed to be in default, then Landlord shall have the following rights and remedies, at its option which shall not be exclusive, but shall be cumulative and in addition and supplemental to any and all other rights and/or remedies that Landlord may have at law or in equity:  (a) to declare the Lease term ended and to reenter the Premises without notice to vacate (any right to which is hereby waived by Tenant) and take possession of the Premises and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder and Landlord may recover from Tenant all rent then due or thereafter accruing and such other damages as are caused by Tenant’s default; or (b) without declaring this Lease terminated, to reenter the Premises without notice to vacate (any right to which is hereby waived by Tenant) and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter became payable, all without being liable for forcible entry, trespass or other tort; or (c) even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant or to the Premises.

If Landlord reenters the Premises under option (b) above, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant’s liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

If Landlord elects to terminate this Lease pursuant to the provisions of options (a) or (c) above, Landlord may recover from Tenant as damages, the following:  (i) the worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrorn, including but not limited to, any costs or expenses incurred by Landlord in (a) retaking possession of the Premises, including reasonable attorneys’ fees therefor, (b) maintaining or preserving the Premises after such default, (c) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting (d) leasing commissions, and (e) any other costs necessary or appropriate to relet the Premises; plus (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington

As used in items (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the interest rate specified in Section 7 hereof. As used in item (iii) above, the “worth at the time of award” is computed by using a discount rate of four percent (4%).

For all proposes of this Section 22 only, the term “rental” shall be deemed to be the base rental and all additional rent and other sums required to be paid by Tenant pursuant to the terms of this Lease. Finally, if Tenant vacates or abandons the Premises and fails to reoccupy them within ten (10) days after Landlord (1) delivers a notice to the Premises (which will be unoccupied) demanding such re-occupancy and (2) mails by certified or registered mail a copy of the notice to any forwarding address given by Tenant to Landlord in writing, Tenant shall be in default under this Lease.

23.           Insolvency. If a petition is filed under the United States Bankruptcy Act or other law to have Tenant, or any guarantor of this Lease (‘Guarantor”) reorganized, dissolved or liquidated, or if a trustee or receiver is appointed for Tenant’s assets under the United States Bankruptcy Act or other law, or if a proceeding is commenced to foreclose any mortgage or any other lien on Tenant’s interest in the Premises or on personal property kept or maintained in the Premises, or if Tenant or Guarantor makes an assignment for the benefit of its creditors, then Tenant shall be deemed to be in default hereunder.

24.           Waiver. Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

25.           Default by Landlord; Lender Protection.

(a)           Landlord shall not be in default unless Landlord fails to cure a default by Landlord of its obligations under this Lease within thirty (30) days after its receipt of notice thereof from Tenant, or if each default is not capable of being cured within said thirty (30) day period, Landlord has failed to commence such cure and diligently pursue such cure until completion.

(b)           In the event of any uncured default on the part of Landlord, which default would entitle Tenant to terminate this Lease, Tenant shall not terminate this Lease or pursue any other remedy unless Tenant has notified Lender, at least sixty (60) days in advance of the proposed effective date of such termination. During said sixty (60) day period Lender shall be entitled to commence to cure the default. If the default is not susceptible of cure with due diligence within said sixty (60) day period, the Lease shall not be terminated if the Lender shall have commenced to cure the default within said sixty (60) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not susceptible to cure by the Lender within said sixty (60) day period because the Lender is not in possession of the Building or Land, such sixty (60) day period shall be extended to include time needed to obtain possession thereof by the Lender by power of sale, judicial foreclosure or such other legal action required to recover possession provided that such avenues are pursued with due diligence.

26.           Attorneys’ Fees. If Landlord retains the services of an attorney in connection with enforcing the terms of this Lease, or if suit is brought for the recovery of rent or additional rent due under this Lease or for the breach of any covenant or condition of this Lease or for the restitution of the Premises to Landlord and/or eviction of Tenant during the term of this Lease or after the expiration thereof, Landlord will be entitled to recover from Tenant Landlord’s reasonable attorneys’ fees, witness fees and other court costs incurred in connection therewith and at trial and on appeal and whether in bankruptcy court or other legal proceeding.

27.           Access by Landlord. Landlord and its agents shall have the right to enter and to grant licensees the right to enter the Premises at any time to examine the same, and to show them to prospective purchasers, lenders or tenants, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. If Tenant is not personally present to permit entry and an entry is necessary in an emergency, Landlord may enter the same by master key or may forcibly enter the same, without rendering Landlord liable therefor. Nothing contained herein shall be construed to impose upon Landlord any duty of repair except as specifically provided for herein. Tenant shall not change the locks to the Premises without first advising Landlord thereof and providing Landlord with evidence that the new lock is keyed to Landlord’s master key system for the Building.

28.           Holding Over. Any holding over by Tenant after the expiration of the Lease term shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy at will on the terms and conditions set forth herein, except base rent shall be increased to two hundred percent (200%) of the base rent in effect during the last month hereof, which tenancy may be terminated by either party upon thirty (30) days written notice to the other party. If Tenant holds over without Landlord’s consent, in addition to all other remedies at law or in equity to which Landlord may be entitled, Tenant shall be liable for all damages suffered by Landlord as a consequence of such holding over, including, but not limited to, the loss of any new tenant for the Premises or Building as a result of Tenant’s holding over and all amounts payable by Landlord to or for such prospective tenant, including, without limitation, damages suffered by the prospective tenant as a consequence of Tenant’s holding over.

29.           Lease Subordinate in Mortgages. This Lease automatically shall be subordinate to all of Landlord’s mortgages or deeds of trust which heretofore and which may hereafter affect the Premises or Building, to any sale and leaseback, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, modifications, consolidations, replacements or extensions thereof. This subordination shall be self operative, and no further instrument of subordination shall be necessary to effect such subordination; nevertheless, Tenant shall execute such additional instrument of subordination as may be required by any Lender provided only that such instrument of subordination shall provide that so long as Tenant is not in default hereunder, Tenant shall have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of Lender’s deed of trust or mortgage. In the event of sale or foreclosure of any such mortgage or deed of trust, or exercise of the power of sale thereunder, or in the event of a transfer in lieu of foreclosure, Tenant shall attorn to the purchaser (or transferee) of the Building at such foreclosure or sale and recognize such purchaser (or transferee) as Landlord under this Lease if so requested by such purchaser (or transferee). Such attornment shall be self operative and no further instruments need be executed to effect such attornment. If any Lender elects to have this Lease superior to its mortgage or dead of trust and gives notice of its election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this Lease is dated or recorded before or after the mortgage or deed of trust.

30.           Estoppel and Other Certificates. Tenant shall, within ten (l0) days of Landlord’s written request, acknowledge and deliver to Landlord (a) any subordination or non-disturbance agreement or other instrument that Landlord may require to carry out the provisions of Section 29, and (b) any estoppel certificate requested by Landlord from time to time in the standard form of Landlord or any such mortgagee or beneficiary of such deed of trust certifying, to the extent such be true, that (i) Tenant shall be in occupancy, (ii) this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, (iii) rent and additional rent have been paid only through a certain specified date, and (iv) there are no offsets or claims.

31.           Quiet Enjoyment. Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, shall have and quietly enjoy the Premises for the term set forth herein, if its performance of such terms, covenants and conditions continues for such period, subject, however, to matters of record on the day hereof and to those matters to which this Lease may be subsequently subordinated.

32.           Notices. Any notices required in accordance with any of the provisions herein shall be in writing and telecopied, delivered or mailed by registered or certified mail, return receipt requested, and, if mailed, shall be considered delivered three (3) days after deposit in such mail. The address to be used in connection with such correspondence and notices are the following, or such other address as a party shall from time to time direct.

Landlord:               Overlake Office Building LLC

c/o Kauri Investments

4014 Aurora Avenue North, Suite B

Seattle, WA  98103

Tenant:          Before Commencement of Lease:

Sound Health Solutions, Inc.

14730 NE 8th St., Suite 110

Bellevue, WA  98007

After Commencement of Lease:

Sound Health Solutions, Inc.

15446 Bel-Red Road, Suite B-15

Redmond, WA  98052

33.           Successors or Assigns. All of the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and, subject to the terms of Section 18 hereof, their respective heirs, administrators, executors, successors and permitted assigns, and upon any person or persons coming into ownership or possession or any interest in the Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

34.           Tenant Defined. The word “Tenant” as used herein shall mean each and every person, partnership or corporation who is mentioned as Tenant herein or who executes this Lease as Tenant. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

35.           Brokers’ Commission. Tenant agrees to indemnify and hold Landlord harmless from all liabilities and claims for brokerage commissions or finder’s fees growing out of agreements which Tenant has made with brokers or finders.

36.           Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is, to any extent, finally adjudicated to be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

37.           Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Upon Landlord’s request, both parties shall execute a memorandum of this Lease, in a form customarily used for such purpose of recordation. The memorandum shall describe the parties, the Premises and the term of this Lease and shall incorporate the other terms of this Lease by reference.

38.           Liability of Landlord. Tenant shall look solely to rents, issues and profits from the Premises for the satisfaction of any judgment or decree against Landlord, whether for breach of the terms hereof or arising from a right created by statute or under common law. Tenant agrees that no other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree;  no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over the partnership); no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction over the partnership) no judgment will be taken against partner of Landlord; no writ of execution will ever be levied against the assets of any partner of Landlord; and these covenants, limitations and agreements are enforceable both by Landlord and by any partner of Landlord.

39.           Force Majeure. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or other labor disturbances, civil commotion or war.

40.           Name of Building. Landlord reserves the right to change the name of the Building. Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

41.           Financial Statements. Within ten (10) days after Landlord’s request therefore, Tenant shall deliver to Landlord a financial statement for Tenant’s prior quarter and fiscal year. Tenant shall certify the accuracy of such statements. Landlord may make these financial statements available to potential lenders or purchasers, but shall otherwise preserve their confidentiality except in connection with legal proceedings between the parties or as otherwise directed by court rule or order.

42.           Parking. Tenant shall have a license to use up to the number of parking spaces specified in Section 1(h) on an unassigned basis, subject to such reasonable rules and regulations as may be established from time to time therefor by Landlord. Tenant may reduce the number of parking spaces licensed to it after giving Landlord thirty (30) days prior written notice of the reduction; provided that no such reduction shall be effective until Tenant surrenders to Landlord the key cards, stickers or other identification materials, if any, used for access for parking surrendered.

43.           Relocation. Intentionally Deleted.

44.           Agency Disclosure. Pursuant to WAC 308-124D-040, at the signing of this agreement Tim Chin of Colliers International represented the Landlord exclusively at this transaction and Rex Noffsinger of Colliers International represented the Tenant. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to them.

45.           Execution by Landlord and Tenant. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and fully executed copies have been delivered to Landlord and Tenant.

46.           Entire Agreement; Applicable Law. This Lease and the Exhibits attached hereto, and by this reference incorporated herein, set forth the entire agreement of Landlord and Tenant concerning the Premises, and there are no other agreements or understandings, oral or written, between Landlord and Tenant concerning the Premises. Any subsequent modification or amendment of this Lease shall be binding upon Landlord and Tenant only if reduced to writing and signed by them. This Lease shall be governed by, and construed in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year indicated

below.

Executed this day	LANDLORD
of , 20
Overlake Office Building LLC

By:
James B. Potter
Its: Manager

Executed this 29th day	TENANT
of April, 2003
Sound Health Solutions, Inc.

	By:	/s/ Teresa Girolami
Teresa M. Girolami, M.D.
Its: President

	By:	/s/ Frances M. Gough
Frances M. Gough, M.D.
	Its:	Director

EXHIBIT A

LEGAL DESCRIPTION OF LAND
(15446 BEL-RED ROAD BUILDING)

Lots 4 A or Lot Line Adjustment No. SS-83-13, according to the Lot Line Adjustment recorded under Recording No. 8504100678, being a revision or Lot Line Adjustment recorded under Recording No. 8501160598, situate in the City of Redmond, County or King, State of Washington.

EXHIBIT B

FLOOR PLAN OF PREMISES

EXHIBIT C

RIDER

Option to Renew

Provided that Tenant is not in default with any term, condition, or covenant of this lease, Tenant shall have a one (1) time option to renew for a term of five (5) years at the same general terms and conditions then in existence under the lease except the base rental rate, which will be at the then current market rate.

The parties shall negotiate in good faith to establish the current market rate. If the parties are unable to agree on such rate within thirty (30) days after Tenant gives Landlord its notice exercising the renewal option (the “Notice Date”), then an arbitrator(s) shall be selected to determine the current market rent. The number of arbitrators shall be one, unless the parties cannot agree on a single arbitrator. If the parties cannot agree on a single arbitrator within forty (40) days of the Notice Date, the parties shall each choose one arbitrator, and these two arbitrators shall choose a third arbitrator who shall preside over the proceedings. If the parties are unable to agree on a single arbitrator no later than forty (40) days after the Notice Date, and a party fails to identify its arbitrator within ten (10) business days of the first party’s identification of their arbitrator, then the arbitrator appointed by the first party shall be the arbitrator to determine the issue. Each party shall bear the fees and expenses of retaining its arbitrator and the fees and expenses or the third arbitrator (or the sole arbitrator as the case may be) and other expenses of the arbitration shall be borne equally by the parties. The arbitrator’s determination of current market rate shall be final and binding on the parties. Judgment upon the determination of current market rate rendered by the arbitrator may be entered into any court having jurisdiction over this matter.

If Tenant elects to exercise this option, Tenant shall notify Landlord in writing at the Notice address, at least one hundred eighty (180) days prior to the expiration of the initial lease term.

EXHIBIT D

TENANT IMPROVEMENT WORK

Landlord shall provide tenant improvements based on the proposed space plan, as attached in Exhibit B, with building standard finishes. Landlord shall pay for all costs associated with the initial space planning of Premises. Any additional architectural work required by Tenant regarding modification of space plan or furniture/equipment layout shall be at the sole cost of Tenant.

Tenant shall be responsible for phone and data cabling

EXHIBIT E

LEASE GUARANTY AGREEMENT

THIS LEASE GUARANTY AGREEMENT (this “Guaranty”) is made this 29th day of April, 2003 by Teresa Girolami and Frances Gough (“Guarantor”), to and for the benefit of Overlake Office Building LLC (“Landlord”).

RECITALS

Guarantor acknowledges that the following recitals are true and accurate:

A.            Sound Health Solutions Inc. a(n)            (“Tenant”), and Landlord are parties to that certain Office Lease Agreement, dated                 (the “Lease”), for certain premises described therein located at the 15446 Bel-Red Road Building, Redmond, Washington (the “Premises”).

B.            Guarantor is the President and Director of Tenant.

C.            As a condition to entering into the Lease, Landlord required Guarantor to execute and deliver this Guaranty and guarantee Tenant’s performance of its duties and obligations under the Lease.

D.            Guarantor has determined that the Lease is for the mutual benefit of Tenant and Guarantor and that Guarantor will derive benefit therefrom.

AGREEMENT

NOW, THEREFORE, as an essential inducement to cause Landlord to enter into the Lease and as part of Landlord’s consideration for doing so, Guarantor hereby incorporates the Recitals and hereby agrees as follows:

In the event of any default by Tenant in the performance of Tenant’s duties and obligations under the Lease (the “Guaranteed Obligations”), Guarantor hereby unconditionally guarantees for the first (3) years of the initial term of this lease and promises to pay and perform the Guaranteed Obligations within five (S) business days of receipt of written notice of Tenant’s default. Guarantor further agrees this Guaranty is a guaranty of payment and not of collection and that Landlord may proceed upon this Guaranty without first enforcing any rights against Tenant.

Guarantor expressly waives notice of acceptance of this Guaranty, renewal or extension of any indebtedness or default in payment and agrees that Guarantor’s obligation under this Guaranty shall be absolute and not subject to any reduction or limitation resulting from any net or omission by Landlord to do so or delay in doing any act or thing to preserve its right against Tenant or in any manner resulting in any lack of proper authorization or invalid execution of this Guaranty.

Guarantor waives diligence, presentment and demand for performance, notice of non-performance, protests, notice of protest, notice of dishonor, notice of the creation or occurring of new or additional indebtedness of Tenant to Landlord, and notice of acceptance of the Guaranty.

Guarantor waives notice of any action taken or omitted by Landlord, and any requirement that Landlord be diligent and prompt in making demands to Guarantor.

Until the Guaranteed Obligations are fully paid and performed, and until each and all of the terms, covenants and conditions of this Guaranty arc fully performed, Guarantor shall not be released by any act or thing which might, but for the provision of this Guaranty, be deemed a legal or equitable discharge. Guarantor hereby expressly waives and surrenders any defense to liability hereunder based upon the foregoing.

Guarantor waives any right to require Landlord to proceed against Tenant, to proceed against any other person, firm, or corporation, or to pursue any other remedy in Landlord’s power before Guarantor may be required to perform Guarantor’s obligations hereunder. By making any demand against Guarantor, Landlord may, but shall be under no obligation to, make a similar demand on Tenant, and any failure by Landlord to make any such demand or to collect any payments from Tenant shall not impair or affect the rights and remedies of Landlord against Guarantor.

Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Landlord in the enforcement of this Guaranty.

This Guaranty shall be governed by the law of the State of Washington.

If the person signing below is a married person, such persons spouse shall also sign and be bound by the terms herein jointly and severally. If the person signing below does not have a person sign as a spouse, the person signing represents and warrants to Landlord that such person is unmarried.